UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 21, 2023

Date of report (date of earliest event reported)

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4016 Raintree Road, Suite 300

Virginia Beach, VA 23452

(Address of principal executive offices) (Zip Code)

(303) 816-8070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2023, Greenwave Technology Solutions, Inc. (the “Company”) and certain institutional and accredited investors (the “Purchasers”) entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to such Purchasers an aggregate of 2,511,166 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), in a registered direct offering, and accompanying warrants to purchase up to 5,022,332 shares of Common Stock (the “Warrants”) in a concurrent private placement (the “Private Placement”), for gross proceeds of $3,189,181, before deducting the placement agent’s fees and other estimated offering expenses (the “Offering”). The purchase price for each Share and the accompanying Warrants is $1.27.

The sale and offering of the Shares pursuant to the Purchase Agreement was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-271324), which became effective on April 28, 2023 (the “Registration Statement”), pursuant to a prospectus supplement filed with the Securities and Exchange commission (the “SEC”). The Warrants and shares of Common Stock underlying the Warrants (“Warrant Shares”) were not offered pursuant to the Registration Statement and were offered pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

The Warrants will be exercisable immediately upon the date of issuance and have an exercise price of $1.02 per share. The Warrants will expire five and one-half (5.5) years from the date of issuance. Each Warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions, and following the approval of the Company’s stockholders, anti-dilution provisions relating to future issuances or deemed issuances of the Company’s Common Stock at a price per share below the then-current exercise price of the Warrants. The Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Company has agreed to file a registration statement under the Act with the SEC, covering the resale of the Warrant Shares within 45 days following the closing of the Offering.

The Company currently intends to use the net proceeds from the Offering for expansion of our metal recycling operations, accretive acquisitions, and general corporate purposes. The Offering is expected to close on or about August 22, 2023.

The Special Equities Group, a division of Dawson James Securities, Inc. (the “Placement Agent”), is acting as the placement agent for the Offering. The Company agreed to pay the Placement Agent a cash fee equal to 7.77% of the gross proceeds raised in the Offering, and to reimburse the Placement Agent for certain expenses, including legal fees and expenses, up to $50,000 in the aggregate. In addition, the Company agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to 502,233 shares of Common Stock. The Placement Agent Warrants have generally the same terms and conditions as the Warrants issued to the Purchasers, except that the Placement Agent Warrants will have a term of five years from the commencement of sales and an exercise price equal to $1.275 per share.

In connection with the Offering, subject to shareholder approval, the holders of the notes and warrants that the Company issued in July 2023 will have their conversion price and exercise price, respectively, adjusted to $1.02 per share. In addition, subject to shareholder approval, all the warrants issued in the November 2021 offering will have the exercise price reduced to $1.02 per share.

A copy of the form of the Purchase Agreement, Form of Warrant and Form of Placement Agent Warrant are attached hereto as Exhibits 10.1, 4.1, and 4.2, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Purchase Agreement, the Form of Warrant and the Form of Placement Agent Warrant are subject to, and qualified in their entirety by, such documents.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Private Placement and the issuance of the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On August 21, 2023, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits

Exhibits.

Number
4.1	Form of Warrant issued to Purchasers
4.2	Form of Placement Agent Warrant
5.1	Opinion of Pryor Cashman LLP
10.1	Form of Securities Purchase Agreement between Greenwave Technology Solutions, Inc. and the Purchasers signatory thereto
23.1	Consent of Pryor Cashman LLP (included in Exhibit 5.1)
99.1	Press release dated August 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

Date: August 21, 2023

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